[LETTERHEAD]


                                  KUTAK ROCK                     ATLANTA
                                A PARTNERSHIP                    LITTLE ROCK
                     INCLUDING PROFESSIONAL CORPORATIONS         NEW YORK
                                  SUITE 2900                     OKLAHOMA CITY
                            717 SEVENTEENTH STREET               OMAHA
                         DENVER, COLORADO 80202-3329             PHOENIX
                               (303) 297-2400                    PITTSBURGH
                           FACSIMILE (303) 292-7799              WASHINGTON




                               November 24, 1995


Franchise Finance Corporation
 of America
17207 North Perimeter Drive
Scottsdale, Arizona 85255

         Re:      $150,000,000 7% Senior Notes due 2000
                  $150,000,000 7-7/8% Senior Notes due 2005

Ladies and Gentlemen:

         We have acted as your counsel in connection with the preparation of the Registration Statement on Form S-3, File No. 33-62629, as amended (the "Registration Statement"), filed by Franchise Finance Corporation of America (the "Company") with the Securities and Exchange Commission in connection with the registration of $500,000,000 aggregate offering price of securities, consisting of one or more series of secured or unsecured debt securities, shares of common stock, par value $.01 per share, and one or more series of preferred stock, when and if authorization of the issuance of preferred stock is approved by the Company's stockholders and the Company's Restated Certificate of Incorporation is amended to reflect such authorization. The Registration Statement was declared effective under the Securities Act of 1933, as amended, on October 18, 1995. Further, we have acted as your counsel in connection with the preparation of the Prospectus Supplement related to the issuance of $150,000,000 7% Senior Notes due 2000 and $150,000,000 7-7/8% Senior Notes due
2005 (collectively, the "Securities"). We are familiar with the proceedings heretofore taken by the Company in connection with the authorization and registration, and in preparation for the issuance and sale, of the Securities.

         For the purpose of rendering this opinion, we have examined such corporate records, certificates and other documents of the Company, and have made such investigations of law as we deemed necessary or appropriate and we are familiar with the procedures proposed to be taken by the Company in connection with the issuance and sale of the Securities. We have examined the Registration Statement, the Prospectus included therein and the Prospectus Supplement. Except as otherwise indicated herein, all terms defined in the Registration Statement, Prospectus and Prospectus Supplement are used herein as so defined.

         We have assumed for purposes of the opinions set forth below (i) that no Stop Orders have been issued from the date of this opinion to the Closing Time; (ii) the due authorization, execution and delivery of the Indenture by the Trustee; (iii) that the Securities will be duly executed, authenticated and delivered in accordance with the provisions of the Indenture and related corporate documents; and (iv) the due receipt of payment of the purchase price specified in Exhibit A to the Purchase Agreement for the Securities.

         On the basis of and subject to the foregoing, it is our opinion that the Securities will, upon issuance and sale thereof in the manner referred to in the Registration Statement and Prospectus and Prospectus Supplement, constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting creditors' rights generally and by general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, regardless of whether considered in a proceeding in equity or at law and will be entitled to the benefits of the Indenture.

         This opinion is given for the sole benefit of the addressee hereof and may not be relied upon by or delivered to any other person. In addition, this opinion relates only to the matters and the transactions specifically referred to, and no other opinions should be implied therefrom.

                                    Respectfully submitted,


                                    KUTAK ROCK